Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-48665 and 333-11731) of The Manitowoc Company, Inc. of our report dated June 21, 2004 relating to the financial statements of The Manitowoc Company, Inc. 401 (k) Retirement Plan (F.K.A. – RSVP Profit Sharing Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
June 27, 2005